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                                                                    EXHIBIT 10.7






                                   DEERE & COMPANY




                                   1986 JOHN DEERE
                                  STOCK OPTION PLAN


                                        [LOGO]


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          1.  PURPOSE -  The purpose of the Plan (Plan) is to increase personal participation in the continued growth and financial success of Deere & Company (Company) and its subsidiaries (the Company and its subsidiaries being sometimes collectively called Deere corporations) by certain key employees holding higher executive, administrative or professional positions.

          2. ADMINISTRATION - The Plan shall be administered by and under the direction of a Board Committee on Compensation (Committee), whose interpretations of its terms and provisions shall be final and conclusive. The Committee shall consist of three or more directors of the Company, none of whom shall be eligible, nor at any time beginning one year prior to appointment to the Committee shall have been eligible, to receive an option, stock appreciation right or stock of the Company under the Plan or any other employee plan of the Company.

          3. GRANT OF OPTIONS AND STOCK APPRECIATION RIGHTS - The Committee may from time to time on or prior to December 31, 1990 grant to key employees (including employees who are directors or officers of the Company or both) options to purchase common stock of the Company (sometimes called options) exercisable at an option price fixed by the Committee but not less than the fair market value of the shares on the date of grant.

          The options and stock appreciation rights granted hereunder may be either one or both of two series of options:

          (i) "A" OPTIONS - "A" options are intended to be incentive stock options under Section 422A of the Internal Revenue Code of 1954, as amended (the Code). In addition to the other provisions of the Plan, "A" options will also be subject to the following:

          An "A" option may not be exercised while the optionee holds an outstanding "incentive stock option" (as that term is defined in Section 422A of the Code) which was granted under this or any other plan of the Company prior to the option.

          (ii) "B" OPTIONS - All other options shall be deemed to be "B" options and are intended to be non-statutory options not subject to Section 422A of the Code.

          The Committee may also grant stock appreciation rights in connection with any option under this Plan but not separately, either concurrently with the grant of option or


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subsequently, subject to such terms, conditions, limitations and restrictions as may be attached to a particular stock appreciation right upon grant, exercisable in lieu of exercise of all or part of the related option, without payment to the Company, to receive (i) a number of shares equal in value (determined at the date of exercise) to the amount by which the fair market value at the date of exercise of the option shares for which the stock appreciation right is exercised exceeds the option exercise price of such shares, or (ii) cash in the amount of such value or (iii) a combination of both. The fair market value of a fractional interest in a share shall be satisfied by payment of cash.

          All references to stock options under the Plan shall be construed to include such stock appreciation rights, if any, as may be granted in connection with a particular option.

          The aggregate amount of fair market value (the fair market value of a share of the common stock of the Company on the date of grant times the number of shares optioned under the grant) of "A" options (incentive stock options, as that term is defined in Section 422A of the Internal Revenue
Code) which any employee may be granted in any calendar year under this Plan (and any other incentive stock option plan which the Company or its subsidiaries may have) shall not exceed $100,000 plus any unused limit carryover calculated in accordance with Section 422(c)(4) of the Internal Revenue Code.

          4. NUMBER OF SHARES - The aggregate number of shares for which options and stock appreciation rights may be granted under the Plan shall not exceed 3,900,000, subject to adjustment as provided in Section 8. To the extent of an exercise of a stock appreciation right, the related option shall be deemed, for purposes of the Plan, to have been exercised for the entire number of option shares as to which the stock appreciation right is exercised. Shares for which options and stock appreciation rights are no longer exercisable as a result of expiration, termination or cancellation shall be available for subsequent grants.

          Shares delivered upon exercise of options or stock appreciation rights may be either authorized but unissued shares, or treasury shares, or both, and all shares issued under the Plan shall be fully paid and non-assessable.

          5. DURATION AND EXERCISE - The term of each option and stock appreciation right shall be determined by the Committee, but shall not extend later than ten years after

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the date of grant of the option, and in the case of a stock appreciation right, in no event later than the date of expiration of the related option.

          An option or stock appreciation right granted under this Plan shall not be exercisable until one year from date of grant. Subject to any conditions, limitations or restrictions included therein at time of grant, an option or stock appreciation right shall thereafter be exercisable for the full amount or any part thereof from time to time during its term. An option or stock appreciation right may be exercised by delivering written notice to the Company to the attention of the Committee at the principal executive office of the Company, or at such other office as the Company may designate, accompanied by payment in cash or in shares of the Company at their fair market value on the date of exercise or both in full for any shares purchased by exercise of the option, except that the Committee may provide in the terms of the option that if an optionee who is not an officer subject to Section 16 of the Securities Exchange Act of 1934 states at the time of exercise that he desires to have the Company arrange to promptly resell on his behalf the stock being purchased through the exercise, a temporary, unsecured, interest-free loan will be advanced for the exercise by the Company or such other party as the Company may approve, to be reimbursed out of the proceeds of the sale.

          Whenever an amount is required to be withheld by the Company under applicable income tax laws or under the Federal Insurance Contributions Act in connection with the exercise of an option, the optionee may satisfy this obligation in whole or in part by electing (the Election) to have the Company withhold shares having a value equal to the amount required to be withheld. The value of each withheld share shall be the fair market value on the date that the amount of tax to be withheld shall be determined (Tax Date). Each Election is irrevocable and must be made prior to the Tax Date. The Committee may disapprove of any election or may suspend or terminate the right to make Elections.

          If the optionee is, or at any time within a period of less than the preceding six months was, a director or an officer of the Company then (1) no Election shall be effective for a Tax Date which occurs within six months of the grant of the option, and (2) the Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day and ending on the twelfth business day following the date of the first release for publication of each quarterly or annual summary statements of sales and earnings of the Company.


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          6.  NON-TRANSFERABILITY -  No option or stock appreciation right shall be transferable by the holder otherwise than by will or the laws of descent and distribution, and each option or stock appreciation right shall be exercisable during the holder's lifetime only by him or her. Except as permitted by the preceding sentence, no option or stock appreciation right shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) or be subject to execution, attachment, or similar process. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of, or subject to execution, attachment or similar process, any option, stock appreciation right, or any right thereunder, contrary to the provisions hereof, the option or stock appreciation right shall immediately become null and void.

          7. TERMINATION OF EMPLOYMENT - If the employment of the holder of an option or stock appreciation right by the Deere corporations should be terminated for any reason other than for death, or for disability or retirement pursuant to applicable disability or retirement plans of the Deere corporations, such holder's options, stock appreciation rights or both shall expire, and all rights to acquire shares or cash or both pursuant thereto shall terminate immediately.

          In the event of termination of employment because of death, the option or stock appreciation right may be exercised by the heirs, legatees or legal representatives of the holder, as the case may be, within twelve months after such death. Such exercise shall be upon the same terms at the time of exercise as would have been available to the original holder, had he or she remained in the continuous employ of the Company, except that such heirs, legatees or legal representatives may exercise any option or stock appreciation right held at the date of such holder's death without regard to the one-year holding period set forth in Section 5 above.

          In the event of termination of employment of the holder of an option because of disability or full retirement pursuant to applicable disability or retirement plans of the Deere corporations, an option or stock appreciation right may be exercised by such holder, within five years after such termination, to the same extent and upon the same terms (including, among other things, the holding period requirement set forth in Section 5 above) at the time of exercise as would have been available had such holder remained in the continuous employ of the Company. In the event of the death of a holder of an option who has retired

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prior to the expiration of the five year period specified in the preceding sentence, any option or stock appreciation right held at death by such holder may be exercised by the holder's heirs, legatees or legal representatives, as the case may be (without regard to the holding period requirement set forth in Section 5 above) within one year after death or within five years of retirement, whichever is later, but only if and to the extent the option would have been exercisable by the retired holder of the option at the date of death.

      Nothing contained in the Plan, or in any option or stock appreciation right granted pursuant to the Plan, shall confer upon any employee any right to continuance of employment, nor interfere in any way with the right of the employing Deere corporation to terminate the employment of such employee at any time.

      8. ADJUSTMENT OF SHARES - In case of a dividend in, or a split-up or combination of, common stock of the Company, the number of shares issuable pursuant to the Plan and the number of shares covered by outstanding options and stock appreciation rights granted under the Plan shall be adjusted proportionately without change in the aggregate exercise price or the aggregate cash receivable. In case of a merger or consolidation of the Company with another corporation, a reorganization of the Company, a reclassification of the common stock of the Company, a spin-off of a significant asset, or other changes in the capitalization of the Company, appropriate provision shall be made for the protection and continuation of any outstanding options or stock appreciation rights by either (i) the substitution, on an equitable basis, of appropriate stock or other securities to which holders of common stock of the Company will be entitled pursuant to such transaction or succession of such transactions, or (ii) by appropriate adjustment in the number of shares issuable pursuant to the Plan and the number of shares and purchase price thereof covered by outstanding options or stock appreciation rights, as deemed appropriate by the Committee.

      9. LISTING AND REGISTRATION OF SHARES - Each option and stock appreciation right shall be subject to the requirement that, if at any time that the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, the option or stock appreciation right may not be exercised in whole or in part

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unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      10. DEFINITIONS - For purposes of the Plan the following definitions shall apply:

      FAIR MARKET VALUE is the mean between the reported high and low prices of sales of the common stock of the Company as reported by the Consolidated Tape Association or a successor thereto on the relevant date, or, if there were no such reported sales, on the last preceding day on which there were sales.

      SUBSIDIARY has the same meaning as expressed in Section 425(f) of the Internal Revenue Code of 1954.

      An EMPLOYEE is a person who is in the employment of a Deere corporation and on a salary payroll.

      11. AMENDMENT OF PLAN - The Committee or the Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, (a) without the consent of the holder, change or impair any outstanding option or stock appreciation right previously granted, (b) except as provided in Section 8, increase the maximum number of shares for which options or stock appreciation rights may be granted under the Plan, (c) reduce the exercise price of the option or stock appreciation right below fair market value at date of grant, (d) extend the periods during which options or stock appreciation rights may be granted or exercised, or (e) shorten the minimum period before which options or stock appreciation rights may be exercised.

      12. EFFECTIVE DATE - The Plan shall be effective when it has been approved by the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented, and entitled to vote at a meeting of stockholders.